SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 7, 2006 (June 1, 2006)

TORCHMARK CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-8052	63-0780404
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

3700 South Stonebridge Drive, McKinney, Texas 75070

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 569-4000

2001 Third Avenue South, Birmingham, Alabama 35233

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Torchmark Corporation (“Torchmark”) and Torchmark Capital Trust III (the “Trust”) entered into an underwriting agreement (the “Underwriting Agreement”), dated as of June 1, 2006, with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named on Schedule A thereto (the “Underwriters”), pursuant to which the Trust agreed to issue and sell to the Underwriters an aggregate of $120,000,000 in aggregate liquidation amount of 7.100% trust preferred securities, guaranteed to the extent described in the prospectus supplement (“Prospectus Supplement”) filed pursuant to a shelf registration statement on Form S-3, Registration Numbers 333-133646 and 333-133646-01. The Trust will use the proceeds from the sale of the trust preferred securities to purchase junior subordinated debentures of Torchmark as further described in the prospectus supplement. A copy of the Underwriting Agreement and the federal income tax opinion of Maynard, Cooper & Gale, P.C., special tax counsel to Torchmark and the Trust, are attached as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The documents filed herewith are incorporated by reference into Registration Statement on Form S-3, Numbers 333-133646 and 333-133646-01.

Exhibit No.	Description
1.1	Underwriting Agreement dated June 1, 2006, among Torchmark, Torchmark Capital Trust III, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC, as representatives of the several underwriters named on Schedule I thereto

8.1	Federal Income Tax Opinion of Maynard, Cooper & Gale, P.C.

23.1	Consent of Maynard, Cooper & Gale, P.C. (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

TORCHMARK CORPORATION

June 7, 2006	/s/ Carol A. McCoy
Carol A. McCoy
Vice President, Associate Counsel and Secretary